EXHIBIT 99.4

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following Unaudited Pro Forma Combined Financial Information is based on the historical financial statements of the Company and Dendron, and has been prepared to illustrate the effect of the acquisition of Dendron.

In this Unaudited Pro Forma Combined Financial Information certain Euro amounts have been translated into United States dollars at the rate of 1.0123 to the dollar. Such translations should not be construed as representations that the Euro amounts represent, or have been or could be converted into, United State dollars at that or any other rate.

The Unaudited Pro Forma Combined Balance Sheet at September 20, 2002 gives effect to the acquisition of Dendron as if it had occurred on that date, and was prepared based upon the balance sheets of the Company and Dendron as of that date.

The Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 2001 and the nine months ended September 30, 2002 each give effect to the acquisition of Dendron as if it had occurred on January 1, 2001. The Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 2001 and for the nine months ended September 30, 2002 were prepared based upon the statements of operations of the Company and Dendron for such respective periods.

The Unaudited Pro Forma Combined Financial Information is based on certain assumptions and adjustments described in the notes to the Unaudited Pro Forma Combined Financial Information included in this proxy statement and should be read in conjunction with the historical financial statements and accompanying disclosures contained in the December 31, 2001 consolidated financial statements and notes thereto of the Company, as they appear in the Company’s December 31, 2001 Form 10-KSB and September 30, 2002 Form 10-QSB, and Dendron’s December 31, 2001 and September 30, 2002 financial statements which appear elsewhere in this proxy statement.

The Unaudited Pro Forma Combined Financial Information presented below does not reflect future events that may occur. The Company believes that operating expense synergies between the Company and Dendron may be realized in the future. However, for purposes of the Unaudited Pro Forma Combined Financial Information presented below, these synergies have not been reflected because there can be no assurances that such synergies, if any, will be achieved.

As a result of these assumptions, estimates and uncertainties, the accompanying Unaudited Pro Forma Combined Financial Information does not purport to describe the actual financial condition or results of operations that would have been achieved had the acquisition in fact occurred on the dates indicated, nor does it purport to predict the Company’s future financial condition or results of operations.

MICRO THERAPEUTICS, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of September 30, 2002

In U.S. Dollars

	Micro Therapeutics Historical	Dendron Historical	Combined	Adjustments(a)	Pro Forma
ASSETS
Current Assets
Cash	$28,228,943	$2,159	$28,231,102	$(28,015,228)	$215,874
Accounts receivable	2,912,786	541,594	3,454,380		3,454,380
Inventories	3,224,271	537,056	3,761,327	132,000	3,893,327
Prepaid expenses and other current assets	2,973,070	173,022	3,146,092		3,146,092

Total current assets	37,339,070	1,253,831	38,592,901	(27,883,228)	10,709,673

Non-Current Assets
Property and equipment	1,458,709	610,452	2,069,161		2,069,161
Patents, licenses and technology	2,006,777	—	2,006,777	10,100,000	12,106,777
Goodwill	—	—	—	12,998,324 (b)	12,998,324
Other assets	683,642	20,421	704,063		704,063

Total non-current assets	4,149,128	630,873	4,780,001	23,098,324	27,878,325

TOTAL ASSETS	$41,488,198	$1,884,704	$43,372,902	$(4,784,904)	$38,587,998

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)
Current Liabilities
Accounts payable	$1,030,230	$640,209	$1,670,439		$1,670,439
Overdraft facilities	—	711,937	711,937	$(711,937)	—
Partnership obligation	—	1,481,847	1,481,847	(1,481,847)	—
Current portion of long-term debt	—	516,583	516,583	(516,583)	—
Accrued salaries and benefits	1,557,603	37,943	1,595,546		1,595,546
Accrued liabilities	2,259,192	1,037,095	3,296,287	(395,159)	2,901,128
Deferred revenue and other liabilities	100,005	20,438	120,443		120,443

Total current liabilities	4,947,030	4,446,052	9,393,082	(3,105,526)	6,287,556

Non-current liabilities
Long-term debt	—	909,187	909,187	(909,187)	—
Deferred revenue and other liabilities	500,002	59,274	559,276		559,276

Total non-current liabilities	500,002	968,461	1,468,463	(909,187)	559,276

TOTAL LIABILITIES	5,447,032	5,414,513	10,861,545	(4,014,713)	6,846,832

SHAREHOLDERS’ EQUITY (DEFICIENCY)
Capital stock	24,440	677,698	702,138	(677,698)	24,440
Additional paid in capital	119,025,929	2,754,442	121,780,371	(2,754,442)	119,025,929
Receivables from shareholders	(384,575)	—	(384,575)		(384,575)
Accumulated deficit	(82,624,628)	(6,961,949)	(89,586,577)	2,661,949	(86,924,628)

Total shareholders’ equity (deficiency)(f)	36,041,166	(3,529,809)	32,511,357	(770,191)	31,741,166

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)	$41,488,198	$1,884,704	$43,372,902	$(4,784,904)	$38,587,998

See notes to unaudited pro forma combined financial information.

MICRO THERAPEUTICS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2001

In U.S. Dollars

	Micro Therapeutics Historical	Dendron Historical	Combined	Adjustments		Pro Forma
Net sales	$8,763,509	$2,040,309	$10,803,818			$10,803,818
Cost of sales	4,371,171	1,196,168	5,567,339			5,567,339

Gross margin	4,392,338	844,141	5,236,479			5,236,479

Costs and expenses
Research and development, clinical and regulatory	10,061,307	664,618	10,725,925	$1,010,000	(c)	11,735,925
Selling, general and administrative	8,977,469	1,851,193	10,828,662			10,828,662
Distribution amendment and termination	5,206,000	—	5,206,000			5,206,000
Other operating (income) expense		(3,579)	(3,579)			(3,579)

Total costs and expenses	24,244,776	2,512,232	26,757,008	1,010,000		27,767,008

Loss from operations	(19,852,438)	(1,668,091)	(21,520,529)	(1,010,000)		(22,530,529)
Other income (expense)
Interest income	736,872		736,872			736,872
Interest expense	(798,935)	(207,676)	(1,006,611)	207,676	(d)	(798,935)
Other income, net	826		826			826

Total other income (expense)	(61,237)	(207,676)	(268,913)	207,676		(61,237)

Loss before provision for income taxes and extraordinary item	(19,913,675)	(1,875,767)	(21,789,442)	(802,324)		(22,591,766)
Provision for income taxes	800	—	800			800

Loss before extraordinary item	$(19,914,475)	$(1,875,767)	$(21,790,242)	$(802,324	)(e)	$(22,592,566)

Per share data (basic and diluted)(f)
Loss before extraordinary item per share	$(1.35)					$(0.78)

Weighted average shares outstanding	14,702,000					29,089,000

See notes to unaudited pro forma combined financial information.

MICRO THERAPEUTICS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

Nine-Month Period Ended September 30, 2002

In U.S. Dollars

	Micro Therapeutics Historical	Dendron Historical	Combined	Adjustments		Pro Forma
Net sales	$8,922,636	$1,877,486	$10,800,122			$10,800,122
Cost of sales	3,927,201	919,449	4,846,650			4,846,650

Gross margin	4,995,435	958,037	5,953,472			5,953,472

Costs and expenses
Research and development, clinical and regulatory	9,139,041	677,285	9,816,326	$757,500	(c)	10,573,826
Selling, general and administrative	13,151,947	1,517,229	14,669,176			14,669,176
Other operating (income) expense		33,682	33,682			33,682

Total costs and expenses	22,290,988	2,228,196	24,519,184	757,500		25,276,684

Loss from operations	(17,295,553)	(1,270,159)	(18,565,712)	(757,500)		(19,323,212)

Other income (expense)
Interest income	384,091		384,091			384,091
Interest expense	(4,530)	(504,383)	(508,913)	504,383	(d)	(4,530)
Gain on sale of investment	7,385,812		7,385,812			7,385,812
Foreign currency transaction gain	141,303		141,303			141,303

Total other income (expense)	7,906,676	(504,383)	7,402,293	504,383		7,906,676

Loss before provision for income taxes	(9,388,877)	(1,774,542)	(11,163,419)	(253,117)		(11,416,536)
Provision for income taxes	2,463	—	2,463			2,463

Net loss(f)	$(9,391,340)	$(1,774,542)	$(11,165,882)	$(253,117	)(e)	$(11,418,999)

Per share data (basic and diluted)(f)
Net loss per share	$(0.46)					$(0.33)

Weighted average shares outstanding	20,351,000					34,738,000

See notes to unaudited pro forma financial information.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The adjustments to arrive at the unaudited pro forma combined financial information are as follows:

(a)	To record the Company’s acquisition of Dendron, including the concurrent repayment of obligations, based on the following:

	DR		CR
Capital stock	$677,698	(i)
Inventories	132,000	(ii)
Additional paid in capital	2,754,442	(i)
Patents, licenses and technology	10,100,000	(iii)
Goodwill	12,998,324	(iii)
Overdraft facilities	711,937	(iv)
Partnership obligation	1,481,847	(iv)
Current portion of long-term debt	516,583	(iv)
Accrued liabilities	395,159	(ii)
Long-term debt	909,187	(iv)
Accumulated deficit			$2,661,949	(v)
Cash			28,015,228	(vi)

	$30,677,177		$30,677,177

(i)	To eliminate Dendron’s historical capital accounts.
(ii)	To record tangible assets acquired and liabilities assumed at estimated fair value.
(iii)	To record intangible assets acquired at estimated fair value.
(iv)	To record liabilities assumed and paid in connection with the acquisition.
(v)	To eliminate Dendron’s historical accumulated deficit and record a charge of $4.3 million for the acquisition of in-process research and development at estimated fair value.
(vi)	Reflects the purchase price of $25 million (excluding contingent payments—see (b) below), estimated costs directly related to the acquisition of $3 million and liabilities paid in connection with the acquisition, less estimated contractually allowed purchase price adjustments of approximately $4 million.

The Company’s acquisition of Dendron was accounted for as a purchase under SFAS No. 141, Business Combinations. In accordance with SFAS No. 141, the Company allocated the purchase price based on the estimated fair value of the assets acquired and liabilities assumed. The Company has retained an independent appraiser to assist in identifying intangible assets. Valuation techniques were employed to reflect recent guidelines on approaches and procedures to be followed in identifying and allocating the purchase price to assets to be used in research and development activities, including acquired in-process research and development, or IPR&D. The allocation of the purchase price to acquired intangible and tangible net assets of Dendron is based upon a preliminary independent valuation. The final allocations could be materially different than those used and may result in additional identifiable intangible assets or changes thereto, including changes to the amount allocated to and expensed as IPR&D.

(b)	The stock purchase agreement between the Company and Dendron provides for contingent payments of up to an aggregate of $15 million to be made based on the successful attainment of revenue milestones, as defined in the agreement, between 2003 and 2008. The payment of such contingent payments would result in the recording of additional goodwill, which would be subject to periodic evaluation in conformity with SFAS No. 141.
(c)	To record the amortization of acquired technology based on its estimated fair value at acquisition of $10.1 million and an estimated useful life of ten years.
(d)	To eliminate interest expense related to Dendron obligations that were repaid concurrent with the acquisition.

(e)	Excludes a charge of approximately $4.3 million related to in-process research and development. Acquired IPR&D consists of a project to provide enhancements to the Sapphire family of coils, which enhancements include:

•	Fulfilling requirements for regulatory clearances to market the Sapphire line. Such clearances have been obtained in the European Union, but have not been obtained in other jurisdictions, including the United States, nor had the process for obtaining such clearances been substantially commenced as of the date of the Company’s acquisition of Dendron. A general discussion of the requirements for obtaining such clearances may be found in the section of this proxy statement entitled “Government Regulation”. The Company plans to obtain clearance for the majority of configurations within the Sapphire line in the United States in 2003, and in other jurisdictions between 2003 and 2005, however, there is no assurance that the Company will be able to obtain such clearances.

•	Development of additional coil configurations and next generation materials. The Company believes that such projects are necessary in order for Sapphire to be a fully competitive product line that fulfills customer expectations currently and in the future, although there is no assurance that completion of such projects will result either in a competitive product line or one that fulfills customer expectations. At the date of Dendron’s acquisition by the Company, such projects were estimated to be less than 50% complete, and remaining development may involve, in certain cases, designs and materials with which Dendron does not have prior experience. The Company believes that revenues may be derived from such enhancements commencing in 2003, however, there is no assurance that such projects will be successfully completed, or, if completed, will result in incremental revenues to the Company.

•	Development of the VDS technology so that it may be applied to the entire Sapphire product line. The Company believes that a comparable technology is not commercially available currently. Therefore, it is believed that coils possessing the VDS capability will have a competitive advantage, however, there is no assurance that such advantage would be obtained, or, if obtained, would result in meaningful revenues. At the date of Dendron’s acquisition by the Company, this project was estimated to be less than 50% complete. Moreover, remaining development may involve designs and materials with which Dendron does not have prior experience. The Company believes that revenues may be derived from these applications of VDS commencing in 2003, however, there is no assurance that this project will be successfully completed, or, if completed, will result in incremental revenues to the Company.

Should Dendron not be successful in completing any or all of these enhancements, revenues would be adversely affected which, in turn, would have an adverse effect on the Company’s business and financial position. The cost to complete such enhancements is estimated currently to be at least $1 million.

(f)	Historical loss per share is calculated by dividing the Company’s loss for the period by the weighted average shares outstanding of the Company’s common stock for the period. Pro forma combined loss per share is calculated by dividing Pro Forma Combined loss for the period by the weighted average shares outstanding of the Company’s common stock for the period, after giving effect to the private placement described on page 3 of this proxy statement as if such private placement had been completed on January 1, 2001.